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                             21ST CENTURY TELECOM GROUP, INC.


    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES, INTEREST CHARGES
                            AND PREFERRED STOCK REQUIREMENTS
                                     (UNAUDITED)

                                                                   Three Months      Three Months
                                                                   ------------      ------------
                                                                      Ended              Ended
                                                                      -----              -----
                                                                  June 30, 1998     June 30, 1997
                                                                  -------------     -------------
1.   EARNINGS
  a) Loss before interest expense and income taxes                $(2,702,087)      $(1,084,910)
  b) Portion of rental expense representative of the
       interest factor                                                (68,235)          (15,003)
                                                                  -----------       -----------
  Total of 1(a) and 1(b)                                          $(2,633,852)      $(1,069,907)


2.   COMBINED FIXED CHARGES
  a) Total interest expense                                       $ 6,627,116       $    99,839

  b) Portion of rental expense representative of the
       interest factor                                                 68,235            15,003

  c) Dividends and accretion on Class A Convertible 8%
       Cumulative preferred stock                                     907,275           736,192

  d) Dividends and accretion on 13  3/4% Senior Cumulative
       Exchangeable preferred stock due 2010                        1,987,124               -
                                                                  -----------       -----------

  Total Combined Fixed Charges (2(a) through 2(d))                  9,589,750           851,034
                                                                  -----------       -----------

  Total Interest Charges (2(a) through 2(b))                        6,695,351           114,842
                                                                  -----------       -----------

  Total Preferred Stock Requirements (2(c) through 2(d))          $ 2,894,399       $   736,192
                                                                  -----------       -----------

3.   RATIO OF EARNINGS TO COMBINED FIXED CHARGES                        (0.27)            (1.26)
                                                                  -----------       -----------
                                                                  -----------       -----------

     RATIO OF EARNINGS TO INTEREST CHARGES                              (0.39)            (9.32)
                                                                  -----------       -----------
                                                                  -----------       -----------
     RATIO OF EARNINGS TO PREFERRED STOCK REQUIREMENTS                  (0.91)            (1.45)
                                                                  -----------       -----------
                                                                  -----------       -----------


4.   DEFICIENCY RELATED TO LESS THAN ONE-TO-ONE COVERAGE:

  Ratio of Earnings to Combined Fixed Charges                     $12,223,602       $ 1,920,941
                                                                  -----------       -----------
                                                                  -----------       -----------

  Ratio of Earnings to Interest Charges                           $ 9,329,203       $ 1,184,749
                                                                  -----------       -----------
                                                                  -----------       -----------

  Ratio of Earnings to Preferred Stock Requirements               $ 5,528,251       $ 1,806,099
                                                                  -----------       -----------
                                                                  -----------       -----------
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